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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-8847, No. 33-28124, No. 33-34310, No. 33-41196,
No. 33-49756, No. 33-66558 and No. 33-68594) of Cypress Semiconductor Corporation of our report dated January 25, 1994 appearing on page 26 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-1 of this Form 10-K.

PRICE WATERHOUSE
San Jose, California
March 14, 1994